UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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MICROVISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 30, 2012

Dear MicroVision Shareholder:

As you know, the Proposal in our Proxy Statement dated January 6, 2012 for the upcoming special meeting of stockholders scheduled for February 16, 2012, seeks your approval of an amendment to our certificate of incorporation to effect a reverse stock split of our outstanding shares of common stock.

On January 26, Institutional Shareholder Services (“ISS”) recommended that MicroVision stockholders vote FOR the proposed reverse stock split. ISS is widely recognized as the leading independent institutional proxy advisory firm in the United States and its analyses and recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the world.

Reasons for the proposed reverse stock split.

We have asked you to approve this proposal so that we may regain compliance with NASDAQ rules by increasing our stock price above the minimum that NASDAQ requires for continued listing. On October 26, 2011, we received a notification letter from the NASDAQ Stock Market indicating that we were at risk of delisting because we were not in compliance with the minimum bid price requirement. In accordance with the letter, we believe we can regain compliance with the minimum bid price requirement and remain listed on the NASDAQ Global Market if the closing bid price of our common stock were to reach $1.00 or higher for a minimum of ten consecutive trading days at any time prior to April 23, 2012.

Potential advantages of the reverse stock split include maintaining our NASDAQ Global Market listing, facilitating potential future financings and increasing our common stock price to a level more appealing for investors. Please refer to the Proxy Statement for more information on the potential benefits and risks.

New proposal to decrease authorized common stock to 100,000,000 shares.

We have heard from several shareholders that they would like us to also decrease our authorized shares to align more closely with the lower number of shares outstanding that we will have following the anticipated reverse stock split. While the shares voted to date are in favor of the existing Proposal, and although ISS has recommended our stockholders vote FOR the Proposal, our Board of Directors has determined that decreasing our authorized shares of common stock from 200,000,000 to 100,000,000 would be in MicroVision’s best interests. We believe the reduction of authorized shares appropriately balances our operating and financing requirements with shareholder considerations. The related changes to the Proxy Statement and Proxy Card are described below.

Related changes to the Proxy Statement and Proxy Card.

Accordingly, each reference to the Proposal in our Proxy Statement dated January 6, 2012 and in the accompanying Proxy Card will be treated as a Proposal to approve an amendment to our certificate of incorporation to effect a reverse stock split and decrease the number of shares of common stock authorized for issuance to 100,000,000. These references include the descriptions of the Proposal in the cover letter (first bullet), on Page 1 (“How do I vote by proxy?”) and on Page 2 (“What vote is required to approve the proposal to amend the Certificate of Incorporation to effect the Reverse Stock Split?”), and the description of our Board’s approval of the Proposal on Page 3 (“General”).

In addition, the table presented under the heading “Principal Effects of the Reverse Stock Split” is revised as follows (revised text in bold):

	Current	1-For-5 Split	1-For-10 Split	1-For-12 Split
Authorized common stock	200,000,000	100,000,000	100,000,000	100,000,000
Common stock outstanding	136,149,468	27,229,894	13,614,947	11,345,789
Common stock issuable upon exercise of outstanding options	7,827,347	1,565,470	782,735	652,279
Common stock issuable upon vesting of restricted stock grants	1,057,529	211,506	105,753	88,128
Common stock issuable upon exercise of outstanding warrants	18,294,182	3,658,837	1,829,419	1,524,516
Common stock reserved for issuance upon exercise of options available for future grant	4,756,650	951,331	475,666	396,388
Common stock authorized but unissued and unreserved	31,914,824	66,382,962	83,191,480	85,992,900

Finally, the numbered provisions of the Certificate of Amendment appearing in Annex A to the Proxy Statement are revised as follows (revised text in bold):

FIRST:	That the board of directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Amendment”) to (a) combine each [ ] outstanding shares of the Corporation’s common stock, par value $.001 per share (the “Common Stock”), into one (1) validly issued, fully paid and non-assessable share of Common Stock and (b) reduce the total number of shares of common stock that the Corporation shall have the authority to issue by 100,000,000 shares from 200,000,000 to 100,000,000 shares of common stock and reduce the total number of shares of capital stock that the Corporation is authorized to issue by the same amount; and (ii) declaring this Amendment to be advisable, submitted to and considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and recommended for approval by the stockholders of the Corporation.

SECOND:	That this Amendment was duly adopted in accordance with the terms of the Certificate of Incorporation and the provisions of Section 242 of the DGCL by the Board of Directors and stockholders of the Corporation.

THIRD:	That the capital of the Corporation shall not be reduced under or by reason of this Amendment.

FOURTH:	That upon the effectiveness of this Amendment, the Certificate of Incorporation is hereby amended such that:

(i) the following paragraph shall be added after the first paragraph of ARTICLE IV of the Certificate of Incorporation:

As of 5:00 p.m. (eastern time) on [            ,    ] (the “Effective Time”), each [            ] shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $.001 per share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

and (ii) the first paragraph of ARTICLE IV of the Certificate of Incorporation shall be amended and restated to read in its entirety as follows:

The total number of shares of capital stock which this corporation shall have the authority to issue is 125,000,000 shares, consisting of (i) 100,000,000]shares of common stock, $.001 par value (“Common Stock”) and (ii) twenty five million (25,000,000) shares of preferred stock, $.001 par value (“Preferred Stock”).

*        *        *

The Special Meeting will be held, as planned, at Marriott Redmond Town Center, 7401 164th Avenue NE, Redmond, Washington 98052 on February 16, 2012, at 9:00 a.m.

If you have already voted and do not wish to change your vote, you need not take any further action. If you have not yet voted or if you wish to change your vote, you may vote by telephone or Internet only by using the control number that appears on your proxy card or voting instruction form. You may vote by (1) toll-free telephone call at 1-800-690-6903, (2) the Internet at www.proxyvote.com, (3) completing, signing and dating a proxy card or voting instruction form and returning by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or (4) by attending the meeting and voting in person. If your shares are held with a bank or broker, you must take out a proxy in order to vote your shares in person at the special meeting.

If you need any assistance voting your shares or additional proxy materials, please call your broker or Investor Relations at (425) 936-6847. If you have already voted, sending in another signed proxy card with a later date, voting again by telephone, Internet or at the special meeting will revoke your earlier proxy.

Your Board of Directors recommends a vote FOR the Proposal to approve the amendment to the certificate of incorporation to effect a reverse stock split and decrease the number of shares authorized for issuance.

Thank you for your continuing support.

Sincerely,

Thomas M. Walker
Secretary